                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-117248, 333-84656, 333-17773, 333-15711,
333-89855, 333-69098, 333-42377, 333-106753, 333-106752 and 333-106751) and Form
S-3 (No. 333-88694) of Gray Television, Inc. of our report dated March 14, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia
March 14, 2005